SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES ACT OF 1934

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s Name Into English)

Federal Republic of Germany

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Theodor-Heuss-Allee 70

60486 Frankfurt am Main

Germany

011 49 69 910 00

(Address and telephone number of Registrant’s principal executive offices)

DEUTSCHE BANK CAPITAL FUNDING LLC X
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or other jurisdiction of incorporation or organization)
26-1385420
(I.R.S. Employer Identification Number)
60 Wall Street
New York, New York 10005
212-250-2077
(Address and telephone number of Registrant’s principal executive offices)

DEUTSCHE BANK CAPITAL FUNDING TRUST X

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
26-6098468
(I.R.S. Employer Identification Number)

60 Wall Street
New York, New York 10005
212-250-2077

(Address and telephone number of Registrant’s principal executive offices)

Deutsche Bank Americas Holding Corp.
c/o Office of the Secretary
60 Wall Street
New York, New York 10005
Attention Peter Sturzinger
+1 212 250-5591
(Name, address and telephone number of agent for service)

Copies to: Deutsche Bank Aktiengesellschaft Theodor-Heuss-Allee 70 60486 Frankfurt am Main Germany Attn: Legal Department
Alan S. Dunning Cleary Gottlieb Steen & Hamilton LLP City Place House55 Basinghall Street London EC2V 5EH +44 20 7614 2200		Patrick S. Kenadjian Davis Polk & Wardwell Messeturm D-60308 Frankfurt am Main Germany +49 69 97 57 03 0
Ward A. Greenberg Cleary Gottlieb Steen & Hamilton LLP Main Tower Neue Mainzer Strasse 52D-60311 Frankfurt am Main Germany +49 69 97103-0		James Leyden, Jr., Esq. Richards, Layton & Finger, P.A. One Rodney Square P.O.Box 551 Wilmington, Delaware 19889 +1 302 651-7700

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-137902,

333-137902-07, 333-137902-08

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Trust Preferred Securities of Deutsche Bank Capital Funding Trust X	New York Stock Exchange
Company Preferred Securities of Deutsche Bank Capital Funding Trust X*	New York Stock Exchange
Subordinated Guarantees of Deutsche Bank Aktiengesellschaft in connection with Capital Securities* *For listing purposes only, not for trading	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Capital Securities” in the Prospectus included in the Registration Statement on Form F-3, dated November 6, 2007 (File Nos. 333-137902, 333-137902-07 and 333-137902-08) (the “Form F-3”) of Deutsche Bank Aktiengesellschaft, Deutsche Bank Capital Funding Trust X and Deutsche Bank Capital Funding LLC X (the “Registrants”), which information is incorporated herein by reference and (2) the information under the headings “Description of the Trust Securities,” “Description of the Company Securities,” “Description of the Subordinated Guarantees” and “Description of the Terms of the Initial Obligation” in a prospectus supplement (the “Prospectus Supplement”) that was filed on November 6, 2007 by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.

Item 2. Exhibits

4.1	Initial Trust Agreement of Deutsche Bank Capital Funding Trust X (incorporated by reference to Exhibit 4.1 to the amended Form F-3 dated November 6, 2007).
4.2	Form of Amended and Restated Trust Agreement of Deutsche Bank Capital Funding Trust X (incorporated by reference to Exhibit 4.2 to the Registrants’ Form 6-K filed on November 13, 2007).
4.3	Initial Limited Liability Company Agreement of Deutsche Bank Capital LLC X (incorporated by reference to Exhibit 4.3 to the amended Form F-3 dated November 6, 2007).
4.4	Form of Amended and Restated LLC Agreement of Deutsche Bank Capital Funding LLC X (incorporated by reference to Exhibit 4.4 to the Registrants’ Form 6-K filed on November 13, 2007).
4.5	Form of Trust Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.5 to the Registrants’ Form 6-K filed on November 13, 2007).
4.6	Form of Company Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.6 to the Registrants’ Form 6-K filed on November 13, 2007).
4.7	Form of Trust Preferred Security for Deutsche Bank Capital Funding Trust (incorporated by reference to Exhibit 4.7 to the Registrants’ Form 6-K filed on November 13, 2007).
4.8	Form of Company Preferred Security (incorporated by reference to Exhibit 4.8 to the Registrants’ Form 6-K filed on November 13, 2007).
4.9	Form of Subordinated Debt Obligation issued in connection with certain Capital Securities (incorporated by reference to Exhibit 4.9 to the Registrants’ Form 6-K filed on November 13, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13, 2007

DEUTSCHE BANK CAPITAL FUNDING TRUST X
By: Deutsche Bank Capital Funding LLC X, as Sponsor
By: Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Director

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President

DEUTSCHE BANK CAPITAL FUNDING LLC X
By: Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Director

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Director

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Vice President